            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  34  to
Registration Statement No. 33-17850 on Form N-1A of our report dated October 16,
2006,  relating to the financial  statements of Oppenheimer  Main Street Fund, a series of  Oppenheimer  Main Street Funds,  Inc.,  appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus and
"Independent  Registered Public  Accounting Firm" and "Financial  Statements" in
the Statement of  Additional  Information,  which are part of such  Registration
Statement.

DELOITTE & TOUCHE LLP

/s/Deloitte & Touche LLP

Denver, Colorado
October 23, 2006